UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Sec. 240.14a-12
Brocade Communications Systems, Inc.

(Name of Registrant as Specified In Its Charter)
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March 27, 2015

Dear Stockholder:

We have previously made available to you proxy materials for the Annual Meeting of Stockholders of Brocade Communications Systems, Inc., to be held on April 7, 2015. Our Board of Directors unanimously recommends that stockholders vote FOR all of the nominees in proposal 1, FOR proposals 2, 3, 4 and 5, and AGAINST proposal 6.

Your vote is important, no matter how many or how few shares you may own. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

Ellen A. O’Donnell
Senior Vice President, General Counsel and
Corporate Secretary

TIME IS SHORT AND YOUR VOTE IMPORTANT!
You can vote your shares by telephone or via the Internet.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.